Exhibit 99.1

NEWS RELEASE

Vistra Reports Full-Year 2022 Results

Earnings Release Highlights

•

Recorded full year 2022 Net Loss of $(1,210) million and Net Loss from Ongoing Operations[1] of $(1,091) million, driven by unrealized losses from mark-to-market valuations of commodity positions, the net impacts of which are not expected to be realized,[2] and achieved Ongoing Operations Adjusted EBITDA[1] of $3,115 million.

•	Exceeded 2022 Ongoing Operations Adjusted EBITDA guidance midpoint by $55 million.

•	Achieved Ongoing Operations Adjusted FCFbG [1] of $2,399 million, which exceeded the narrowed guidance midpoint by $129 million.

•	Continued to execute on the $3.25 billion share repurchase program, repurchasing ~$2.45 billion through Feb. 23, 2023, representing a repurchase of ~21% of the shares outstanding as of Nov. 2, 2021.

•	Declared first quarter 2023 dividend of $0.1975 per share of common stock to be paid on March 31, 2023, representing an ~16% increase from the first quarter 2022 dividend.

IRVING, Texas — March 1, 2023 — Vistra Corp. (NYSE: VST) (“Vistra”) today reported its full-year 2022 financial results and other highlights.

“Vistra wrapped up a strong 2022 by delivering solid results in the fourth quarter, with the benefits of operating as an integrated company on full display. Our generation fleet met the demand of extreme retail load swings as Winter Storm Elliott gripped several geographic areas of the country during the last few days of the year,” said Jim Burke, president and CEO of Vistra. “Overall, the three keys to our operational strategy – the winterization and maintenance of the generation fleet, our retail segment’s ability to retain and attract new ERCOT residential customers in the rising power price environment, and our refined financial approach of carrying additional unhedged generation length in the peak summer and winter periods – supports the thesis of the integrated model, helping Vistra achieve results above our 2022 Adjusted EBITDA guidance midpoint as we navigated several significant weather events throughout the year.”

Burke noted, “During 2022, Vistra was able to lock-in significant earnings potential with the comprehensive hedging program in a volatile pricing environment, which we now look forward to executing against in 2023 with our Adjusted EBITDA guidance midpoint reaffirmed at $3,700 million.”

“We operated very safely and we continue to smooth out price volatility for our customers through our comprehensive hedging program. We demonstrated our commitment to our customers, our people, and our communities as we advanced our responsible transition of our fleet to lower emitting sources of generation. In

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March 1, 2023, Page 2

2022, Vistra brought online 418 MW of zero-carbon generation and storage in Texas, while also retiring approximately 2,900 MW of fossil generation in Ohio and Illinois. We also made significant progress on other projects, including an additional 350 MW of battery storage at our Moss Landing facility, which is expected to come online in mid-2023. We are excited about 2023 and what Vistra can do to serve customers in a reliable, affordable and sustainable manner.”

“Finally, I am pleased that Vistra exceeded its initial goal of returning capital to shareholders by year-end 2022, completing approximately $2.25 billion in share repurchases since Nov. 2021, versus the initial goal of $2.0 billion, and paying $300 million in dividends over the course of 2022,” Burke concluded.

Summary of Financial Results for Full Year 2022

(Unaudited) (Millions of Dollars)

	Year Ended December 31,
	2022	2021
Net income (loss)	$(1,210)	$(1,264)
Ongoing operations net income (loss)[3]	$(1,091)	$(966)
Ongoing operations Adjusted EBITDA	$3,115	$2,029

Adjusted EBITDA by Segment
Retail	$923	$1,312
Texas	$1,438	$(236)
East	$608	$737
West	$152	$93
Sunset	$38	$148
Corporate and Other	$(44)	$(25)
Asset Closure	$(121)	$(121)

For the full year 2022, Vistra reported Net Loss of $(1,210) million, Net Loss from Ongoing Operations of $(1,091) million, and Ongoing Operations Adjusted EBITDA of $3,115 million. Vistra’s Net Loss for the full year 2022 was an improvement of $54 million over the full year 2021 Net Loss, driven primarily by the negative impacts of Winter Storm Uri in 2021, almost completely offset by unrealized hedging losses in 2022. Ongoing Operations Adjusted EBITDA for the full year 2022 was $1,086 million higher than the full year 2021, driven primarily by the negative impacts of Winter Storm Uri in 2021 net of the ERCOT securitization receivable recorded in fourth quarter 2021.

Guidance

($ in millions)	Reaffirmed 2023
Ongoing Operations Adjusted EBITDA	$3,400 - $4,000
Ongoing Operations Adjusted FCFbG	$1,750 - $2,350

Vistra reaffirmed its 2023 guidance ranges of Ongoing Operations Adjusted EBITDA of $3,400 million to $4,000 million and Ongoing Operations Adjusted FCFbG of $1,750 million to $2,350 million. The midpoint of 2023 Ongoing Operations Adjusted EBITDA guidance is $3,700 million, which is the top of the potential Ongoing Operations Adjusted EBITDA midpoint opportunity range Vistra announced in the first quarter of 2022. The midpoint of the 2023 Ongoing Operations Adjusted FCFbG guidance range is $2,050 million.

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March 1, 2023, Page 3

As of Dec. 31, 2022, Vistra had hedged approximately 73% of its expected generation volumes on average for the three-year period 2023 to 2025, with 2023 hedged at approximately 90% and 2024 hedged at approximately 76%. Vistra’s hedging program and forward price curves as of Feb. 23, 2023 continue to support its 2023 guidance ranges as well as Ongoing Operations Adjusted EBITDA midpoint opportunities in the estimated range of $3,500 million to $3,700 million in 2024 and 2025.4

Share Repurchase Program

As of Feb. 23, 2023, Vistra had executed ~$2.45 billion in share repurchases since Nov. 2021. Vistra has ~$800 million remaining under its $3.25 billion share repurchase authorization, which amount is expected to be utilized by year-end 2023. As of Feb. 23, 2023, Vistra had ~381 million shares outstanding, representing an ~21% reduction of the amount of the shares outstanding on Nov. 2, 2021.

Vistra Zero

Vistra is focused on transitioning its generation fleet to lower carbon resources, advancing these interests through cost-effective, strategic investments in solar and battery energy storage developments. Vistra has 3,408 MW of zero-emission generation and energy storage online (including our 2,400 MW nuclear facility, Comanche Peak), with additional renewable generation and energy storage developments in the near-term pipeline. Recently, Comanche Peak applied to extend its licenses through 2050 and 2053 for the two-unit facility, an additional 20 years beyond the original licenses. In 2022, Vistra added over 400 MW of renewable and storage capacity to the Vistra Zero portfolio. Combined with our approximately 2,900 MW of coal facility retirements in Ohio and Illinois in 2022, Vistra is advancing its goals to achieve a 60% reduction in Scope 1 and 2 greenhouse gas emissions by 2030 (over a 2010 baseline).

Overall, the development of the Vistra Zero portfolio is expected to be financed primarily with third-party capital, including the net proceeds of the $1 billion green perpetual preferred stock issued in Dec. 2021 and nonrecourse financings at the project or Vistra Zero portfolio level.

The Inflation Reduction Act is anticipated to provide the Vistra Zero portfolio with the opportunity to realize material benefits on the development of additional renewables and energy storage, as well as a strong price floor for our nuclear facility. Vistra intends to remain strategic and disciplined with respect to the timing of investments in Vistra Zero.

Liquidity

As of Dec. 31, 2022, Vistra had total available liquidity of approximately $2,499 million, including cash and cash equivalents of $455 million, $1,236 million of availability under its corporate revolving credit facility, and $808 million of availability under its commodity-linked revolving credit facility. As of Dec. 31, 2022, available capacity under the commodity-linked revolving credit facility reflects the borrowing base, which is lower than the aggregate commitments of $1,350 million.

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March 1, 2023, Page 4

Earnings Webcast

Vistra will host a webcast today, March 1, 2023, beginning at 9 a.m. ET (8 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on Vistra’s website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity, and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Vistra – Press Release

March 1, 2023, Page 5

Analysts

Meagan Horn

214-812-0046

Investor@vistracorp.com

1

Ongoing Operations excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted Free Cash Flow before Growth are non-GAAP financial measures. References to Adjusted EBITDA and Adjusted FCFbG are references to Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted Free Cash Flow before Growth, respectively. See the “Non-GAAP Reconciliation” tables for further detail. Total segment information may not tie due to rounding.

2

The recorded Net Loss and Net Loss from Ongoing Operations include $(2,510) million and $(2,541) million, respectively, of such unrealized losses from mark-to-market valuations of commodity positions, the net impacts of which are not expected to be realized in future quarters assuming the company fulfills its obligations through normal course operations.

3

Due to the recast of Joppa Power Plant and Zimmer Power Plant, both ceasing operations in 2022, to the Asset Closure segment, Net Loss from Ongoing Operations for the year ended Dec. 31, 2021 decreased $276 million and Ongoing Operations Adjusted EBITDA for the year ended Dec. 31, 2021 increased $88 million.

4

Reflects potential midpoint opportunity range of Ongoing Operations Adjusted EBITDA for 2024 and 2025 previously disclosed on our first quarter 2022 earnings call; this range of estimated opportunities is not intended to be guidance.

About Vistra

Vistra (NYSE: VST) is a leading Fortune 500 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. Serving approximately 4 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is one of the largest competitive electricity providers in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S. with a capacity of approximately 37,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, Vistra is a large purchaser of wind power. The company owns and operates the 400-MW/1,600-MWh battery energy storage system in Moss Landing, California, the largest of its kind in the world. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistracorp.com/sustainability/.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of pandemics, and the resulting effects on our results of operations, financial condition and cash flows; (v) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (vi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2022 and any subsequently filed quarterly reports on Form 10-Q.

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Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

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VISTRA CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

	Year Ended December 31,
	2022	2021	2020
Operating revenues	$13,728	$12,077	$11,443
Fuel, purchased power costs and delivery fees	(10,401)	(9,169)	(5,174)
Operating costs	(1,645)	(1,559)	(1,622)
Depreciation and amortization	(1,596)	(1,753)	(1,737)
Selling, general and administrative expenses	(1,189)	(1,040)	(1,035)
Impairment of long-lived and other assets	(74)	(71)	(356)

Operating income (loss)	(1,177)	(1,515)	1,519
Other income	117	140	34
Other deductions	(4)	(16)	(42)
Interest expense and related charges	(368)	(384)	(630)
Impacts of Tax Receivable Agreement	(128)	53	5
Equity in earnings of unconsolidated investment	—	—	4

Net income (loss) before income taxes	(1,560)	(1,722)	890
Income tax (expense) benefit	350	458	(266)

Net income (loss)	(1,210)	$(1,264)	624
Net (income) loss attributable to noncontrolling interest	(17)	(10)	12

Net income (loss) attributable to Vistra	(1,227)	(1,274)	636

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VISTRA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

	Year Ended December 31,
	2022	2021	2020
Cash flows — operating activities:
Net income (loss)	$(1,210)	$(1,264)	$624
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	2,047	2,050	2,048
Deferred income tax expense (benefit), net	(358)	(475)	230
Impairment of long-lived and other assets	74	71	356
Loss on disposal of investment in NELP	—	—	29
Unrealized net (gain) loss from mark-to-market valuations of commodities	2,510	759	(231)
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	(250)	(134)	155
Change in asset retirement obligation liability	13	(5)	7
Asset retirement obligation accretion expense	34	38	43
Impacts of Tax Receivable Agreement	128	(53)	(5)
Bad debt expense	179	110	110
Stock-based compensation	63	47	65
Other, net	(79)	41	(22)
Changes in operating assets and liabilities:
Accounts receivable — trade	(852)	(228)	(33)
Inventories	36	(100)	(59)
Accounts payable — trade	94	402	(40)
Commodity and other derivative contractual assets and liabilities	(228)	32	27
Margin deposits, net	(1,874)	(1,000)	(20)
Uplift securitization proceeds receivable from ERCOT	544	(544)	—
Accrued interest	16	13	(20)
Accrued taxes	(8)	(20)	22
Accrued employee incentive	21	(68)	39
Tax Receivable Agreement payment	(1)	(2)	—
Asset retirement obligation settlement	(87)	(88)	(118)
Major plant outage deferral	20	2	2
Other — net assets	(17)	(27)	219
Other — net liabilities	(329)	237	(91)

Cash provided by (used in) operating activities	485	(206)	3,337

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(1,301)	(1,033)	(1,259)
Proceeds from sales of nuclear decommissioning trust fund securities	670	483	433
Investments in nuclear decommissioning trust fund securities	(693)	(505)	(455)
Proceeds from sales of environmental allowances	1,275	392	165
Purchases of environmental allowances	(1,303)	(605)	(504)

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VISTRA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

	Year Ended December 31,
	2022	2021	2020
Insurance proceeds	39	89	35
Proceeds from sale of assets	21	30	24
Proceeds from sale of nuclear fuel	57	—	—
Other, net	(4)	(4)	(11)

Cash used in investing activities	(1,239)	(1,153)	(1,572)

Cash flows — financing activities:
Issuances of preferred stock	—	2,000	—
Issuances of long-term debt	1,498	1,250	—
Repayments/repurchases of debt	(251)	(381)	(1,008)
Borrowings under Term Loan A	—	1,250	—
Repayment under Term Loan A	—	(1,250)	—
Proceeds from forward capacity agreement	—	500	—
Net borrowings/(payments) under accounts receivable financing	425	(300)	(150)
Borrowings under Revolving Credit Facility	1,750	1,450	1,075
Repayments under Revolving Credit Facility	(1,500)	(1,450)	(1,425)
Borrowings under Commodity-Linked Facility	3,150	—	—
Repayments under Commodity-Linked Facility	(2,750)	—	—
Debt issuance costs	(31)	(13)	(17)
Share repurchases	(1,949)	(471)	—
Dividends paid to common stockholders	(302)	(290)	(266)
Dividends paid to preferred stockholders	(151)	—	—
Other, net	31	(21)	(5)

Cash provided by (used in) financing activities	(80)	2,274	(1,796)

Net change in cash, cash equivalents and restricted cash	(834)	915	(31)
Cash, cash equivalents and restricted cash — beginning balance	1,359	444	475

Cash, cash equivalents and restricted cash — ending balance	$525	$1,359	$444

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VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2022

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$1,158	$(615)	$(868)	$(238)	$(258)	$(270)	$(1,091)	$(119)	$(1,210)
Income tax benefit	—	—	—	—	—	(350)	(350)	—	(350)
Interest expense and related charges (a)	14	(20)	3	(6)	3	371	365	3	368
Depreciation and amortization (b)	145	623	706	42	76	69	1,661	21	1,682

EBITDA before Adjustments	1,317	(12)	(159)	(202)	(179)	(180)	585	(95)	490
Unrealized net (gain) loss resulting from hedging transactions	(291)	1,610	759	351	112	—	2,541	(31)	2,510
Generation plant retirement expenses	—	—	—	—	7	—	7	(3)	4
Fresh start/purchase accounting impacts	—	(2)	(1)	—	9	—	6	—	6
Impacts of Tax Receivable Agreement	—	—	—	—	—	128	128	—	128
Non-cash compensation expenses	—	—	—	—	—	65	65	—	65
Transition and merger expenses	7	—	1	—	—	5	13	—	13
Impairment of long-lived and other assets	—	—	—	—	74	—	74	—	74
Winter Storm Uri (c)	(141)	(178)	—	—	—	—	(319)	—	(319)
Other, net	31	20	8	3	15	(62)	15	8	23

Adjusted EBITDA	$923	$1,438	$608	$152	$38	$(44)	$3,115	$(121)	$2,994

(a)	Includes $250 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $86 million in the Texas segment.
(c)

Includes the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and a reduction in the allocation of ERCOT default uplift charges which were expected to be paid over several decades under protocols existing at the time of the storm. We estimate remaining bill credit amounts to be applied in future periods are for 2023 (approximately $54 million), 2024 (approximately $6 million) and 2025 (approximately $28 million).

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VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	2,196	(2,512)	(567)	1	(137)	53	$(966)	(298)	$(1,264)
Income tax expense (benefit)	2	—	—	—	—	(460)	(458)	—	(458)
Interest expense and related charges (a)	9	(14)	15	(9)	3	380	384	—	384
Depreciation and amortization (b)	212	686	698	60	104	36	1,796	35	1,831

EBITDA before Adjustments	2,419	(1,840)	146	52	(30)	9	756	(263)	493
Unrealized net (gain) loss resulting from hedging transactions	(1,403)	1,139	655	38	211	—	640	119	759
Generation plant retirement expenses	—	—	—	—	(1)	—	(1)	19	18
Fresh start / purchase accounting impacts	2	(14)	(74)	—	(28)	—	(114)	(24)	(138)
Impacts of Tax Receivable Agreement	—	—	—	—	—	(53)	(53)	—	(53)
Non-cash compensation expenses	—	—	—	—	—	51	51	—	51
Transition and merger expenses	(2)	—	—	—	—	9	7	(15)	(8)
Impairment of long-lived and other assets	33	—	—	—	—	—	33	38	71
Winter Storm Uri (c)	239	457	—	—	1	1	698	—	698
Other, net	24	22	10	3	(5)	(42)	12	5	17

Adjusted EBITDA (d)	$1,312	$(236)	$737	$93	$148	$(25)	$2,029	$(121)	$1,908

(a)	Includes $134 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $78 million in the Texas segment.
(c)

Includes the following of the Winter Storm Uri impacts, which we believe are not reflective of our operating performance: the allocation of ERCOT default uplift charges which were expected to be paid over several decades under protocols existing at the time of the storm, accrual of Koch earn-out amounts that we paid in the second quarter of 2022, future bill credits related to Winter Storm Uri and Winter Storm Uri related legal fees and other costs. The adjustment for future bill credits relates to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and reverse and impact Adjusted EBITDA in future periods as the credits are applied to customer bills. The Company believes the inclusion of the bill credits as a reduction to Adjusted EBITDA in the years in which such bill credits are applied more accurately reflects its operating performance.

(d)

Year ended Dec. 31, 2021 Ongoing Operations Adjusted EBITDA increased by $88 million due to the recast of Joppa Power Plant and Zimmer Power Plant, both ceasing operations in 2022, to the Asset Closure segment.

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VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED FREE CASH FLOW

FOR YEAR ENDED DECEMBER 31, 2022

(Unaudited) (Millions of Dollars)

	Ongoing Operations	Asset Closure	Vistra Consolidated
Adjusted EBITDA	$3,115	$(121)	$2,994
Interest paid, net (a)	(587)	—	(587)
Taxes paid net of refunds	(23)	—	(23)
Working capital and margin deposits	(2,416)	1	(2,415)
Accrued environmental allowances	237	—	237
Securitization proceeds received from ERCOT	544	—	544
Reclamation and remediation	(7)	(35)	(42)
Transition and merger expense, including severance	(291)	(19)	(310)
Other changes in other operating assets and liabilities	144	(57)	87

Cash provided by (used in) operating activities	$716	$(231)	$485
Capital expenditures including nuclear fuel purchases and LTSA prepayments (b)	(826)		(826)
Development and growth expenditures	(475)	—	(475)
(Purchase)/sale of environmental allowances	(28)	—	(28)
Other net investing activities (c)	39	51	90

Free cash flow	$(574)	$(180)	$(754)
Working capital and margin deposits	2,416	(1)	2,415
Development and growth expenditures	475	—	475
Accrued environmental allowances	(237)	—	(237)
Purchase/(sale) of environmental allowances	28	—	28
Transition and merger expense, including severance	291	19	310

Adjusted free cash flow before growth	$2,399	$(162)	$2,237

(a)	Net of interest received.
(b)	Includes $190 million LTSA prepaid capital expenditures.
(c)	Includes investments in and proceeds from the nuclear decommissioning trust fund, insurance proceeds, proceeds from sales of assets, sales of nuclear fuel and other net investing cash flows.

Vistra – Press Release

March 1, 2023, Page 13

VISTRA CORP. - NON-GAAP RECONCILIATIONS

2023 GUIDANCE

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	1,050	1,510	(180)	(80)	870	1,430
Income tax expense	300	440	0	0	300	440
Interest expense and related charges (a)	710	710	0	0	710	710
Depreciation and amortization (b)	1,580	1,580	0	0	1,580	1,580
EBITDA before adjustments	3,640	4,240	(180)	(80)	3,460	4,160

Unrealized net (gain) loss resulting from hedging transactions	(267)	(267)	(14)	(14)	(281)	(281)
Fresh start / purchase accounting impacts	6	6	0	0	6	6
Impacts of Tax Receivable Agreement	66	66	0	0	66	66
Non-cash compensation expenses	53	53	0	0	53	53
Transition and merger expenses	0	0	0	0	0	0
Winter Storm Uri impacts (c)	(52)	(52)	0	0	(52)	(52)
Other, net	(46)	(46)	4	4	(42)	(42)
Adjusted EBITDA guidance	3,400	4,000	(190)	(90)	3,210	3,910

Interest paid, net	(622)	(622)	0	0	(622)	(622)
Tax (paid) / received (d)	(49)	(49)	0	0	(49)	(49)
Tax Receivable Agreement payments	(9)	(9)	0	0	(9)	(9)
Working capital and margin deposits	479	479	0	0	479	479
Accrued environmental allowances	434	434	0	0	434	434
Reclamation and remediation	(33)	(33)	(100)	(100)	(133)	(133)
Winter Storm Uri impacts	0	0	0	0	0	0
Other changes in other operating assets and liabilities	17	17	(21)	(21)	(4)	(4)
Cash provided by (used in) operating activities	3,617	4,217	(311)	(211)	3,306	4,006

Capital expenditures including nuclear fuel purchases and LTSA prepayments	(950)	(950)	0	0	(950)	(950)
Solar and storage development expenditures	(977)	(977)	0	0	(977)	(977)
Other growth expenditures	(159)	(159)	0	0	(159)	(159)
(Purchase)/sale of environmental allowances	(520)	(520)	0	0	(520)	(520)
Other net investing activities	(20)	(20)	0	0	(20)	(20)
Free cash flow	991	1,591	(311)	(211)	680	1,380

Working capital and margin deposits	(479)	(479)	0	0	(479)	(479)
Solar and storage development and other growth expenditures	977	977	0	0	977	977
Other growth expenditures	159	159	0	0	159	159
Accrued environmental allowances	(434)	(434)	0	0	(434)	(434)
Purchase/(sale) of environmental allowances	520	520	0	0	520	520
Transition and merger expenses	12	12	26	26	38	38
Transition capital expenditures	4	4	0	0	4	4
Adjusted free cash flow before growth guidance	1,750	2,350	(285)	(185)	1,465	2,165

Vistra – Press Release

March 1, 2023, Page 14

(a)	Includes unrealized (gain) / loss on interest rate swaps of $36 million.
(b)	Includes nuclear fuel amortization of $105 million.
(c)	Adjustment for bill credits applied to large commercial and industrial customers that curtailed during Winter Storm Uri.
(d)	Includes state tax payments.